EXHIBIT 10.1


                    DIGITAL EQUIPMENT CORPORATION
                     KEY EMPLOYEE SEVERANCE PLAN


            The Company hereby adopts the Digital Equipment Corporation Key Employee Severance Plan for the benefit of certain employees of the Company and its subsidiaries, on the terms and conditions hereinafter stated. All capitalized terms used herein are defined in Section 1 hereof. This Plan is intended to be a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and shall be interpreted in a manner consistent with such intention.

SECTION 1.  DEFINITIONS.  As hereinafter used:

            1.1 "Board" means the Board of Directors of the Company or, on and after the occurrence of the Change in Control, the Board of Directors of the Parent.

            1.2 "Cause" means (i) the willful and continued failure by the Eligible Employee to substantially perform the Eligible Employee's duties with the Employer (other than any such failure resulting from the Eligible Employee's incapacity due to physical or mental illness), or (ii) the willful engaging by the Eligible Employee in conduct which is demonstrably injurious to the Company, its subsidiaries, or any member of the Parent Group, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's act, or failure to act, was in the best interest of the Company.

            1.3 "Change in Control" means any of the following events which takes place on or after January 25, 1998:

      (1) The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Company or any subsidiary of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's outstanding voting securities.

      (2) The first purchase under a tender offer or exchange offer, other than an offer by the Company or any subsidiary of the Company, pursuant to which shares of the Company's Common Stock have been purchased.

      (3) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Company of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

      (4) The consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

            1.4 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            1.5 "Company" means the Digital Equipment Corporation or any successors thereto.

            1.6 "Eligible Employee" means any employee that is a Tier 1 Employee, Tier 2 Employee or Tier 3 Employee. An Eligible Employee becomes a "Severed Employee" once he or she incurs a Severance.

            1.7  "Employer" means the Company or any of
its subsidiaries.

            1.8  "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code.

            1.9 "Good Reason" means, the occurrence, on or after the date of a Change in Control and without the affected Eligible Employee's written consent, of (i) the assignment to the Eligible Employee of duties in the aggregate that are inconsistent with the Eligible Employee's level of responsibility immediately prior to the date of the Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any diminution in the nature or status of the Eligible Employee's responsibilities from those in effect immediately prior to the date of the Change in Control (except, (x) in the case of an Eligible Employee who was, immediately prior to the Change in Control, an executive officer of the Company, any such assignment or diminution due solely to the fact that the Eligible Employee has ceased to be an executive officer of a public company and (y) any reasonable alteration in the Eligible Employee's reporting responsibilities as a result of the consummation of the transactions constituting the Change in Control); (ii) a reduction by the Employer (or any member of the Parent Group) in the Eligible Employee's annual base salary or annual bonus opportunity from that in effect immediately prior to the Change in Control other than as part of a general reduction applicable to the business, function or location with which the Eligible Employee is affiliated; or
(iii) the relocation of the Eligible Employee's principal place of employment to a location more than fifty (50) miles from the Eligible Employee's principal place of employment immediately prior to the date of the Change in Control.

            1.10  "Gross-Up Payment" shall have the meaning set forth in
Section 2.4 hereof.

            1.11 "Parent" shall mean Compaq Computer Corporation, if the Change in Control is the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of January 25, 1998 between the Company and Compaq Computer Corporation, and otherwise, the parent of the Company, if any, after a Change in Control.

            1.12 "Parent Group" shall mean the Parent and its affiliates, collectively.

            1.13 "Plan" means the Digital Equipment Corporation Key Employee Severance Plan, as set forth herein, as it may be amended from time to time.

            1.14 "Plan Administrator" means the person or persons appointed from time to time by the Board which appointment may be revoked at any time by the Board.

            1.15 "Potential Change in Control" shall be deemed to have occurred if:

            (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

            (c) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates); or

            (d) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

            1.16 "Severance" means the termination of an Eligible Employee's employment with the Employer (or, if applicable, the Parent Group) on or within one year following the date of the Change in Control,
(i) by the Employer other than for Cause, or (ii) by the Eligible Employee for Good Reason. An Eligible Employee will not be considered to have incurred a Severance (i) if his or her employment is discontinued by reason of the Eligible Employee's death or a physical or mental condition causing such Eligible Employee's inability to substantially perform his or her duties with the Employer, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Employer, (ii) by reason of the divestiture of a facility, sale of a business or business unit, or the outsourcing of a business activity with which the Eligible Employee is affiliated if the Eligible Employee is offered comparable employment by the successor company, or (iii) by reason of the transfer of the Eligible Employee to employment with another member of the Parent Group if such member assumes the Employer's responsibilities under the Plan with respect to such Eligible Employee.

            1.17 "Severance Date" means the date on or after the date of the Change in Control on which an Eligible Employee incurs a Severance.

            1.18  "Severance Pay" means the payment determined pursuant to
Section 2.1 or 2.2 hereof, as applicable.

            1.19 "Tier 1 Employee" means any employee of the Employer listed on Schedule A attached hereto.

            1.20 "Tier 2 Employee" means any employee of the Employer listed on Schedule B attached hereto.

            1.21 "Tier 3 Employee" means any employee of the Employer who has the title of vice president and is listed on Schedule C attached hereto.

SECTION 2.  BENEFITS.

            2.1 Each Tier 1 Employee and Tier 2 Employee who incurs a Severance shall be entitled, subject to Sections 2.8, 2.9 and 2.11, to receive Severance Pay equal to the sum of his or her annual base salary and target incentive compensation (which target incentive compensation shall not be less than the target incentive compensation for the Company's 1998 fiscal year), multiplied by (i) 2, in the case of a Tier 1 Employee and
(ii) 1.5, in the case of a Tier 2 Employee. For purposes of this Section, annual base salary and target incentive compensation shall be determined immediately prior to the Severance (without regard to any reductions therein which constitute Good Reason).

            2.2 Each Tier 3 Employee who incurs a Severance shall be entitled to receive Severance Pay equal to his or her annual base salary. For purposes of this Section, annual base salary shall be determined immediately prior to the Severance (without regard to any reductions therein which constitute Good Reason).

            2.3 Severance Pay shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than 10 business days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee's release, described in Section 2.8.

            2.4 If a Severed Employee who was a Tier 1 Employee becomes entitled to Severance Pay, then if any of the payments or benefits received or to be received by such Severed Employee in connection with the Change in Control or his or her termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Severed Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Severed Employee, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. The amount of the Gross-Up Payment, if any, shall be determined by the Plan Administrator or any person or entity designated by the Plan Administrator. The Gross- Up Payment, if any, shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but, in any event, not later than 30 business days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee's release, described in Section 2.8.

            In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Severed Employee shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Severed Employee, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Severed Employee's taxable income and wages for purposes of federal, state and local income and employment taxes), plus interest on the amount of such repayment at 120% of the semiannual compounding short term Applicable Federal Rate published with respect to the month in which occurs the Severance Date. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Severed Employee with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Severed Employee shall notify the Company immediately of the assertion by any taxing authority of any underpayment of tax. The Severed Employee and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments and in resolving any dispute with any taxing authority regarding any asserted underpayment of Excise Tax.

            2.5 The Company shall provide each Severed Employee with outplacement services which the Parent determines are reasonable and appropriate for such Severed Employee's level, position and location; provided, however, that in no event shall the provision of such services extend beyond the period beginning on the Severance Date and ending six (6) months thereafter, or such shorter period as the Parent shall determine to be reasonable and appropriate given the Severed Employee's level, position and location. No cash option shall be available with respect to such outplacement services.

            2.6 In the event of a claim by an Eligible Employee as to the amount or timing of any payment or benefit, such Eligible Employee shall present the reason for his or her claim in writing to the Plan Administrator. The Plan Administrator shall, within fourteen (14) days after receipt of such written claim, send a written notification to the Eligible Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall state the specific reason or reasons for the denial. In the event an Eligible Employee wishes to appeal the denial of his or her claim, or in the event the Plan Administrator does not respond within the fourteen day period set forth above, the Eligible Employee may request a review of such denial or nonresponse by making application in writing to a committee (the "Committee"), which shall be comprised of two members, who shall initially be Frank P. Doyle and Hans W. Gutsch, within sixty (60) days after receipt of such denial or the expiration of the applicable fourteen day period, as applicable. In the event of a vacancy on the Committee, the Plan Administrator shall appoint a successor Committee member; provided, that the Plan Administrator shall use reasonable best efforts to ensure that at least one member of the Committee at all times is an individual who performed services for the Company at a senior management or Board level prior to the Change in Control, or, if no such individual is available to serve on the Committee, that at least one Committee member is unaffiliated in any other way with the Company or Parent. Notwithstanding the above, Frank P. Doyle shall serve on the Committee for so long as he is willing and able to do so. The Committee shall send a written notification to the Eligible Employee of the final disposition of his or her appeal within 30 days of the receipt of such written appeal. Except as provided in the preceding portion of this Section 2.6, all disputes under this Plan shall be settled exclusively by binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. The arbitrator shall apply a de novo standard of review in considering the claim of the Eligible Employee. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            2.7 The Company will pay to each Eligible Employee all reasonable legal fees and expenses incurred by such Eligible Employee in pursuing any claim under the Plan in which such Eligible Employee prevails in all material respects.

            2.8 No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he or she first executes a written release substantially in the form attached as Exhibit A hereto, (or, if the Severed Employee was not a United States employee, a similar release which is in accordance with the applicable laws in the relevant jurisdiction). The effectiveness of such release shall not be affected by any repayment pursuant to Section 2.11.

            2.9 A Severed Employee who receives Severance Pay shall not, for a period of three months immediately following the Severance Date, work in any capacity for, or otherwise participate as a director, officer, member, partner, employee, consultant, representative or advisor of, a competitor of the Company or any member of the Parent Group.

            2.10 The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

            2.11 Any provision of this Plan to the contrary notwithstanding, a Severed Employee's entitlement to Severance Pay hereunder is expressly conditioned upon such Employee's agreement to maintain the confidentiality of the Company's (and Parent's, following a Change in Control) proprietary information and trade secrets, and upon the Employee's compliance with the provisions of Section 2.9. The Company, or Parent, as the case may be, shall be entitled to full repayment of the Severance Pay, along with any and all amounts paid pursuant to Section 2.4, in the event of a breach by the Employee of either of such conditions.

SECTION 3.  PLAN ADMINISTRATION.

            3.1 The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan, including, without limitation, Section 2.6 thereof.

            3.2 The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

            3.3 The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

SECTION 4.  PLAN MODIFICATION OR TERMINATION.

              The Plan may be amended or terminated by the Board at any time; provided, however, that the Plan may not be terminated during the pendency of or within six (6) months following the cessation of a Potential Change in Control or within one year following a Change in Control; and further provided, however, that the Plan may not be amended, if such amendment would be adverse to the interests of any Eligible Employee, without such Eligible Employee's written consent. No Plan termination shall affect the rights of any Eligible Employee under this Plan, without such Eligible Employee's written consent.

SECTION 5. GENERAL PROVISIONS.

            5.1 Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be liable for, or subject to, any obligation or liability of such Eligible Employee. When a payment is due under this Plan to a Severed Employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

            5.2 If the Company or any other member of the Parent Group is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company or any other member of the Parent Group is obligated by law to provide advance notice of separation ("Notice Period"), then any Severance Pay hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

            5.3 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

            5.4 If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

            5.5 This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Employer.

            5.6 The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

            5.7 The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

            5.8 Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

            5.9 This Plan shall be construed and enforced according to the laws of the State of New York to the extent not preempted by federal law, which shall otherwise control.


                             Schedule A

Bruce L. Claflin, Harold O. Copperman, Richard J. Fishburn, Charles B. Holleran, Vincent J. Mullarkey, John J. Rando, Thomas C. Siekman, William
D. Strecker and Ilene B. Jacobs


                             Schedule B

Bobby A.F. Choonavala, Hans W. Dirkmann, Michael Gallup, Graham Long, Luis
M. Zuniga, R. Edward Caldwell, Howard Elias, Donald Z. Harbert, Ellen J. Lary, Jesse Lipcon, John F. McClelland, Mahendra R. Patel, Alexis Makris, Paul J. Milbury, Timothy M. Leisman, Peter A. Mercury, Kannankote S. Srikanth, Gail S. Mann and Robert M. Supnik




                                                             Exhibit A


                        WAIVER AND RELEASE OF CLAIMS


      In consideration of, and subject to, the payments to be made to me by Digital Equipment Corporation, a Massachusetts corporation (the "Company") or any of its subsidiaries, pursuant to the Digital Equipment Corporation Key Employee Severance Plan (the "Plan"), which I acknowledge that I would not otherwise be entitled to receive, I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary or parent of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary or parent of the Company, and their respective past and present officers, directors, shareholders, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary or parent of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

      Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Plan; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

      I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgment of my rights reserved under the second paragraph above.

      I understand that this release will be deemed to be an application for benefits under the Plan, and that my entitlement thereto shall be governed by the terms and conditions of the Plan, including, without limitation Section 2.6 thereof which requires that disputes under the Plan be settled exclusively by binding arbitration after exhaustion of remedies and procedures provided in the Plan, and I expressly hereby consent to such terms and conditions.

      I acknowledge that I have been given not less than [twenty-one
(21)][forty-five (45)] days to review and consider this Waiver and Release of Claims, and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. I may revoke this Waiver and Release of Claims seven days or less after its execution by providing written notice to the Company.

      Finally, I acknowledge that I have read this Waiver and Release of Claims and understand all of its terms.


                                    _________________________________
                                    Executive's Signature


                                    _________________________________
                                    Print Name


                                    _________________________________
                                    Date Signed